UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2008
VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
Virtusa Corporation (the “Company”) is filing this Current Report on Form 8-K in connection with the recent developments and publicity regarding the auction rate securities markets. As of December 31, 2007, the total amount of the Company’s cash and cash equivalents and short term investments was approximately $95.4 million. As of March 5, 2008, the Company had $8.35 million invested in auction rate securities. All of these auction rate securities are AAA or Aaa rated by one or more of the major credit rating agencies. Furthermore, 85% of these auction rate securities are issued by state agencies which issue student loans, of which approximately 97% are guaranteed by the U.S. government under the Federal Family Education Loan Program. The remaining 15% of these auction rate securities consists of investments in municipal bonds and preferred shares in a closed end mutual fund.
As of March 5, 2008, the Company has experienced failed auctions with respect to all of its auction rate securities, resulting in the Company’s inability to sell these securities. An auction fails when there is insufficient demand for these securities. However, this does not represent a default by the issuer of the auction rate security. Upon an auction failure, the interest rate does not reset at a market rate but instead resets based on a formula contained in the security, which is generally higher than the current market rate. The Company has assessed each failed auction and believes that none of the underlying issuers of its auction rate securities are presently at risk for default or that such securities are otherwise impaired. As such, the Company currently believes the carrying value of these auction rate securities approximates their fair value. If the issuers are unable to successfully close future auctions and their credit ratings deteriorate, the Company may be required to record an impairment charge on these investments in the future.
In addition, with respect to auction rate securities that have failed auctions, the Company may have to wait until the final maturity of the underlying notes to realize the investments’ recorded value. Therefore, based on the current lack of liquidity and demand in the financial markets relating to auction rate securities, the Company is reclassifying all $8.35 million of its auction rate securities from short-term investments to long-term investments. The Company does not currently anticipate that any potential lack of liquidity in its auction rate securities will affect its ability to execute its current business plan.
FORWARD-LOOKING STATEMENTS
Certain statements in this Current Report on Form 8-K are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Such forward-looking statements include, without limitation, statements regarding the condition and status of the issuers of auction rate securities held in the Company’s investment portfolio, their ability to hold successful auctions with respect to these securities in the future, potential impairment charges, and the potential for any lack of liquidity to affect the Company’s ability to fund its operations. These statements are only predictions and reflect the current beliefs and expectations of Virtusa Corporation. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among others, risks related to the value and liquidity of the Company’s short-term investments, including its investments in auction rate securities, as well as the risks discussed under “Risk Factors” in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007, September 30, 2007 and December 31. 2007 and its other filings with the Securities and Exchange Commission. Any forward-looking statements contained in this report represent the Company’s estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing its estimates as of any subsequent date. Virtusa Corporation undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation
Date: March 12, 2008	By:	/s/ Thomas R. Holler
Thomas R. Holler
Chief Financial Officer (Principal Financial and Accounting Officer)